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EXHIBIT 21 - SUBSIDIARIES OF ROPER INDUSTRIES, INC.


                                                        STATE OF JURISDICTION
NAME OF SUBSIDIARY                                      OF INCORPORATION
------------------                                      ---------------------

Acton Research Corporation                              Delaware
Amot Controls Corporation                               Delaware
Amot Controls Ltd.                                      United Kingdom
Amot Controls, S.A.                                     Switzerland
Amot/Metrix Investment Company                          Delaware
Amot Sales Corporation                                  Delaware
Compressor Controls Corporation (an Iowa Corporation)   Iowa
Compressor Controls Corporation (a Delaware
  Corporation
  d/b/a in Iowa as Compressor Controls
  Corporation - CIS/EE)                                 Delaware
Cornell Pump Company                                    Delaware
Cornell Pump Manufacturing Corporation                  Delaware
Fluid Metering, Inc.                                    Delaware
FTI Flow Technology, Inc.                               Arizona
Gatan International, Inc.                               Pennsylvania
Gatan, Inc.                                             Pennsylvania
Gatan Service Corporation                               Pennsylvania
Gatan Limited                                           United Kingdom
Gatan GmbH                                              Germany
Integrated Designs L.P.                                 Delaware
ISL Holdings, S.A.                                      France
ISL International, Inc.                                 Delaware
ISL North America, Inc.                                 Delaware
ISL Scientifique de Laboratoire - ISL, S.A.             France
Metrix Instrument Co., L.P.                             Delaware
Molecular Imaging Corporation                           Arizona
Nippon Roper K.K.                                       Japan
Petrotech, Inc.                                         Delaware
Prex L.P.                                               Delaware
Princeton Instruments Limited                           United Kingdom
Princeton Instruments SARL                              France
Roper Holdings, Inc.                                    Delaware
Roper industrial Products Investment Company            Iowa
Roper Industries (Europe) Limited                       United Kingdom
Roper Industries Limited                                United Kingdom
Roper International, Inc.                               Delaware
Roper International Products, LTD.                      Virgin Islands
Roper Pump Company                                      Delaware
Roper Scientific, Inc.                                  Delaware
Uson L.P.                                               Delaware